Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of The Toro Company (the “Company”) on Form 10-K for the fiscal year ending October 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Kendrick B. Melrose, Chairman and Chief Executive Officer of the Company, and Stephen P. Wolfe, Vice President-Finance, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kendrick B. Melrose
Kendrick B. Melrose
Chairman and Chief Executive Officer
December 20, 2004

/s/ Stephen P. Wolfe
Stephen P. Wolfe
Vice President-Finance,
Treasurer and Chief Financial Officer
December 20, 2004

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.